EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148, 333-118728 and 333-136845) and Form S-3 (Nos. 333-136046, 333-136366 and 333-143680) of TerreStar Corporation (formerly Motient Corporation) and subsidiaries of our reports dated March 31, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

March 31, 2008